Exhibit 3.134

Registry Number:	Phone: (503) 986-2200 Fax: (503) 378-4381	Articles of Organization—Limited Liability Company

	Secretary of State Corporation Division 255 Capital St. NE, Suite 151 Salem, OR 97310-1327 FilinglnOregon.com 353511-96 For office use only	FILED APR 12 2006 OREGON SECRETARY OF STATE

In accordance with Oregon Revised Statute 192.410-192.490, the information on this application is public record.
We must release this information to all parties upon request and it will be posted on our website.	For office use only

Please Type or Print Legibly in Black Ink. Attach Additional Sheet if Necessary.
1)	Name (Must contain the words “Limited Liability Company” or the abbreviations “LLC” or “L.L.C.”)

Allied Waste Transfer Services of Oregon, LLC

2)	Duration (Please check one.)

☐ Latest date upon which the Limited Liability Company is to dissolve is ☑ Duration shall be perpetual.

3)	Name of the Initial Registered Agent

C T Corporation System

4)	Registered Agent’s Publicly Available Address (Must be an Oregon Street Address, which is identical to the registered agent’s business office.)

388 State Street, Ste. 420

Salem, OR 97301

5)	Address Where the Division May Mail Notices 15880 N Greenway-Hayden Loop, Suite 100 Scottsdale, AZ 85260
6)	Name and Address of Each Organizer Jo Lynn White 15880 N Greenway-Hayden Loop, Suite 100 Scottsdale, AZ 85260

7)	If this Limited Liability Company is Not Member Managed, Check One Box Below.

☐ This limited liability company is managed by a single manager.

☐ This limited liability company is managed by multiple manager(s).

8)	If rendering a professional service or services, describe the service(s) being rendered.

9)	Optional Provisions (Attach a separate sheet if necessary.)

10)	Execution (The title for each signer must be “Organizer.”)
	Signature	Printed Name	Title

	/s/ Jo Lynn White	Jo Lynn White	Organizer

Organizer

Organizer

11)	Contact Name (To resolve questions with this filing.)

Elaine Kuether

Daytime Phone Number (Include area code.)

480-627-2370

FEES
     Required Processing Fee           $50
Confirmation Copy (Optional)     $5
Processing Fees are nonrefundable.
Please make check payable to “Corporation Division.”
NOTE:
Fees may be paid with VISA or MasterCard. The card number and expiration date should be submitted on a separate sheet for your protection.